UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2024

Clover Leaf Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40625	85-2303279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Brickell Avenue, Suite 1420 Miami, FL	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 577-0031

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one Right to receive one-eighth (1/8) of one share of Class A Common Stock upon the consummation of an initial business combination	CLOEU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	CLOE	The Nasdaq Stock Market LLC
Rights, every eight (8) rights entitles the holder to receive one share of Class A Common Stock upon the consummation of an initial business combination	CLOER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Clover Leaf Capital Corp., a Delaware corporation (together with its successors, “Clover Leaf”) on June 6, 2023, on June 1, 2023, Clover Leaf entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with CL Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Clover Leaf (the “Merger Sub”), Yntegra Capital Investments LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined in the Merger Agreement) for the stockholders of Clover Leaf (other than Digital Ally (as defined below) as of immediately prior to the Effective Time and its successors and assignees) in accordance with the terms and conditions of the Merger Agreement (the “Purchaser Representative”), Kustom Entertainment, Inc., a Nevada corporation (“Kustom Entertainment”), and Digital Ally, Inc., a Nevada corporation and the sole stockholder of Kustom Entertainment (“Digital Ally”).

On November 7, 2024, pursuant to Section 8.1(a) of the Merger Agreement, Clover Leaf, CL Merger Sub, Purchaser Representative, Kustom Entertainment and Digital Ally entered into a Mutual Termination and Release Agreement (the “Termination Agreement”) to terminate the Merger Agreement (the “Termination”). As a result of the Termination Agreement, the Merger Agreement is of no further force and effect, with the exception of specified provisions set forth in the Termination Agreement, which shall survive the Termination and remain in full force and effect in accordance with their respective terms.

The foregoing descriptions of the Termination Agreement does not purport to be complete and is qualified in its entirety by the Mutual Termination and Release Agreement, which is filed with as an exhibit to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01 Other Events

On November 8, 2024, Clover Leaf issued a press release announcing its decision to cancel its special meeting of stockholders in lieu of its 2024 Annual Meeting that was scheduled to be held at 10:00 a.m., Eastern Time on Friday, November 8, 2024 and to withdraw from consideration by the stockholders of the Company the proposals set forth in the Company’s definitive proxy statement, as amended, filed with the SEC on July 31, 2024. The Company has also announced that, as a result of the Termination, the Company’s Board of Directors has determined to liquidate the Company and expects to redeem all of its outstanding shares of Class A common stock that were included in the units issued in its initial public offering. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Board of Directors has the sole discretion to determine whether to commence the liquidation of the Company at any time prior to October 22, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Mutual Termination and Release Agreement, dated as of November 7, 2024, by and among Clover Leaf Capital Corp., CL Merger Sub, Inc., Yntegra Capital Investments LLC in the capacity as the Purchaser Representative, Kustom Entertainment, Inc. and Digital Ally, Inc.
99.1	Press Release, dated November 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Leaf Capital Corp.

Date: November 8, 2024	By:	/s/ Felipe MacLean
		Name:	Felipe MacLean
		Title:	Chief Executive Officer

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